Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Selected Consolidated Financial Information and Certain Operating Data" and "Independent Auditors" and to the use of our report dated January 13, 1997 with respect to the consolidated financial statements and schedule as of and for each of the three years in the period ended November 30, 1996, included in the Registration Statement (Form S-4, No. _______) and related Prospectus of Lilly Industries, Inc. for the registration of its 7 3/4% Senior Notes due 2007, Series B.



                                               /s/Ernst & Young LLP
                                               Ernst & Young LLP


Indianapolis, Indiana
December 5, 1997